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                                                                   EXHIBIT 15
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                                  AMENDMENT TO
                                  ------------
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT
                     ---------------------------------------


     THIS AMENDMENT TO EMPLOYMENT AND NONCOMPETITION AGREEMENT, dated as of the fifth day of June, 1996, by and between Bailey Corporation ("BAILEY") and William A. Taylor ("TAYLOR");

                          W I T N E S S E T H T H A T :

     WHEREAS, Bailey and Taylor entered into an Employment Agreement dated February 18, 1994, copy of which is annexed hereto and made a part hereof, and a Noncompetition Agreement dated February 18, 1994, copy of which is annexed hereto and made a part hereof (the "1994 AGREEMENTS");

     WHEREAS, Bailey and Vemco Acquisition Corp. ("Vemco") have entered into an Agreement and Plan for Merger (the "Merger Agreement"), effective this date; and

     WHEREAS, Bailey, Vemco and Taylor desire to amend the 1994 Agreements in certain respects and to confirm the full force and effect of the 1994 Agreements as amended;

     NOW, THEREFORE, in consideration hereof and intending to be legally bound hereby, Bailey and Taylor agree as follows:

     1. Section 2 of the Employment Agreement dated February 18, 1994 is amended to end its term on the last day of the month in which the Effective Time (as defined in the Merger Agreement) occurs. Except for said amendment, the Employment Agreement dated February 18, 1994 remains in full force and effect.

     2. For purposes of implementing the provisions of Section 2 of the Noncompetition Agreement dated February 18, 1994, the first day of the first calendar month following Termination of Service shall be deemed to be the first day of the month immediately following the month in which the Effective Time occurs.

     3. This Amendment shall be binding upon the Parties, their successors and assigns, and shall inure to the benefit of and be enforceable by the Taylor and his successors, transferees and assigns.


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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf as of the date first above written

                                     BAILEY CORPORATION


                                     By:   /s/ Roger R. Phillips
                                         ------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------



                                           /s/ William A. Taylor
                                         ------------------------------
                                           William A. Taylor




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